UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2011, Western Iowa Energy, LLC (the “Company”) and Farm Credit Services of America, FLCA (“Farm Credit”) finalized a letter agreement dated February 25, 2011 regarding the Company’s credit facilities with Farm Credit. The letter agreement modifies a previous letter agreement entered into by the Company and Farm Credit dated May 14, 2010, as amended by letter agreements dated July 30, 2010, October 22, 2010 and January 27, 2011. The Company’s entry into the letter agreements dated May 14, 2010, July 30, 2010, October 22, 2010 and January 27, 2011 was reported by the Company on Form 8-K on May 19, 2010, August 10, 2010, October 29, 2010 and February 3, 2011, respectively; such reports are hereby incorporated by reference.

Pursuant to the terms of the May 14, 2010 letter agreement, as amended, the amount available under the Company’s revolving credit loan with Farm Credit decreased from $8,000,000 to $6,000,000 through February 28, 2011. The effect of the February 25, 2011 letter agreement is to extend the term of this reduction in the amount available under the Company’s revolving credit loan through March 31, 2011. Except as otherwise provided in the letter agreements dated May 14, 2010, July 30, 2010, October 22, 2010, and January 27, 2011, the Company’s loan documents with Farm Credit remain in full force and effect and unmodified. The February 25, 2011 letter agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter Agreement between Western Iowa Energy, LLC and Farm Credit Services of America, FLCA dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

March 18, 2011	/s/ Joe Neppl

Date	Joe Neppl, Chief Financial Officer

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